UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2007

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1800 Gateway Drive, Second Floor, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 571-1550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, the compensation committee of the board of directors of Glu Mobile Inc., a Delaware corporation ("Glu"), approved certain changes to its compensation arrangements with four of its executive officers. The compensation committee approved, effective December 15, 2007, base salary increases and effective applicable to 2008 quarterly and year end bonuses target bonus percentages increases. The following lists the increases to base salary and target bonus percentages for the executive officers below:

For L. Gregory Ballard, Glu's President and Chief Executive Officer, his base salary was increased to $375,000 from $300,000, and his target bonus was increased to 75% of his base salary from 50% of his base salary.

For Albert A. Pimentel, Glu's Executive Vice President and Chief Financial Officer, his base salary was increased to $280,000 from $250,000, and his target bonus was increased to 50% of his base salary from 30% of his base salary.

For Jill S. Braff, Glu's Senior Vice President, Global Publishing, her base salary was increased to $270,000 from $240,000, and her target bonus was increased to 50% of her base salary from 25% of her base salary.

For Alessandro Galvagni, Glu's Senor Vice President, Global Development and Chief Technology Officer, his base salary was increased to $270,000 from $240,000, and his target bonus was increased to 50% of his base salary from 25% of his base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

December 5, 2007	By:	/s/ Albert A. Pimentel

Name: Albert A. Pimentel
Title: Executive Vice President and Chief Financial Officer